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                                                                    Exhibit 23.4

            Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this registration statement on Form S-1 (File No.
333-        ) of our report dated February 17, 2006 on our audit of the financial statements and the financial statements schedules of Mountain View Bancshares, Inc. We also consent to the references to our firm under the caption "Experts."


                                                 /s/  BKD, LLP


Little Rock, Arkansas

March 13, 2006